We hereby consent to the use of our name as independent auditor in the Form 10SB12G Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 by PROVIDENCE CAPITAL IX, INC.


/s/ Cayer Prescott Clune & Chatellier, LLC


CAYER PRESCOTT CLUNE & CHATELLIER, LLC

Providence, RI